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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Black Hawk Gaming & Development Company, Inc. on Form S-8 of our report dated March 2, 1998, appearing in the Annual Report on Form 10-K of Black Hawk Gaming & Development Company, Inc. for the year ended December 31, 1997.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Denver, Colorado
May 27, 1998